Exhibit 5.1

November 24, 2023

Rail Vision Ltd.

15 Ha’Tidhar St

Ra’anana, 4366517

Israel

Re: Rail Vision Ltd. – Form F-1 Registration Statement

We are acting as Israeli counsel for Rail Vision Ltd., an Israeli company (the “Company”), in connection with a Registration Statement on Form F-1 (the “Registration Statement”) filed by the Company, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the related prospectus which forms a part of and is included in the Registration Statement (the “Prospectus”) for the registration and proposed maximum aggregate offering price by the Company of up to an aggregate amount of $6,000,000 of (i) ordinary shares, par value NIS 0.08 per share, of the Company (the “Ordinary Shares”), and (ii) pre-funded warrants (the “Pre-Funded Warrants” and together with the Ordinary Shares, the “Securities”) to purchase Ordinary Shares. The Securities are being registered by the Company, which has engaged A.G.P/Global Alliance Partners to act as the placement agent in connection with a public offering of the Company’s Securities (the “Offering”).

As Israeli counsel of the Company, we have examined copies of the Articles of Association, as amended, of the Company and such corporate records, instruments, and other documents relating to the Company and such matters of law as we have considered necessary or appropriate for the purpose of rendering this opinion.

In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of all natural persons. As to any facts material to such opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that (i) the Ordinary Shares sold under the Registration Statement, are validly issued, fully paid and non-assessable; and (ii) the Ordinary Shares underlying the Pre-Funded Warrants have been duly authorized, and when such warrant is exercised by its holder pursuant to the terms thereof, including payment of the exercise price as provided therein, the Ordinary Shares underlying the Pre-Funded Warrants issuable at that time by the Company to such holder will be validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters.

This opinion is rendered to you in connection with the filing of the Registration Statement. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (A) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (B) this opinion may be relied upon by purchasers and holders of the securities covered by the Registration Statement currently entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is given as of the date hereof and we do not undertake any liability or responsibility to inform you of any change in circumstances occurring, or additional information becoming available to us, after the date hereof which might alter the opinions contained herein.

Very truly yours,

/s/ Shibolet & Co.